PRINCIPAL UNDERWRITING AGREEMENT

     AGREEMENT dated September 1, 1988, by and between Charter National Life Insurance Company ("Charter National"), a Missouri corporation, on its own behalf and on behalf of Charter National Variable Annuity Account ("Variable Accounts"), and CNL, Inc. ("CNL"), a Missouri corporation.

                                WITNESSETH:

     WHEREAS, the Variable Account is a segregated asset account established and maintained by Charter National pursuant to the laws of the State of Missouri for flexible premium variable deferred annuities bearing a form number of P1258 to be issued by Charter National (the "Contracts"), under which income, gains, and losses, whether or not realized, from assets allocated to such account, will be, in accordance with the Contracts, credited to or charged against such account without regard to other income, gains, or losses of Charter National; and

     WHEREAS, Charter National has registered the Variable Account as a unit investment trust under the Investment Company Act of 1940 (the "Investment Company Act"); and

     WHEREAS, CNL has registered as a broker-dealer under the Securities Exchange Act of 1934 (the "Securities Exchange Act") and is a member firm of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, Charter National has registered the Contracts under the Securities Act of 1933 and proposes to issue and sell the Contracts through CNL acting as its principal underwriter.

     NOW, THEREFORE, Charter National and CNL hereby mutually agree as follows:

     1. Underwriter.

          (a) Charter National grants to CNL the exclusive right, during the term of this Agreement, subject to the registration requirements of the Securities Act of 1933 and the Investment Company Act and the provisions of the Securities Exchange Act, to be the principal underwriter of the Contracts. CNL agrees to use its best efforts to distribute the Contracts, and to undertake to provide sales services relative to the Contracts and otherwise to perform all duties and functions necessary and proper for the distribution of the Contracts.

          (b) To the extent necessary to offer the Contracts, CNL shall be duly registered or otherwise qualified under the securities laws of any state or other jurisdiction. The sales representatives of CNL soliciting applications for the Contracts shall be duly and appropriately licensed, registered or otherwise qualified for the sale of such Contracts (and the riders offered in connection therewith, if any) under the federal securities laws, any applicable state insurance laws and securities laws of each state or other jurisdiction in which such Contracts may lawfully be sold and in which Charter National is licensed to sell Contracts. CNL shall be responsible for the training, supervision, and control of its representatives for the purposes of the NASD Rules of Fair Practice and federal and state securities law requirements applicable in connection with the offering and sale of the procedures in compliance with NASD Rules of Fair Practice, Section 27, Paragraph 2177.

          (c) CNL agrees to offer the Contracts for sale in accordance with the prospectuses therefor filed with the Securities and Exchange Commission ("Commission") then in effect. CNL is not authorized to give any information or to make any representations concerning the Contracts other than those contained in such current prospectus or in such sales literature as may be authorized by Charter National.

          (d) All purchase payments made or other monies payable under the Contracts shall be paid or remitted by or on behalf of Contractowners directly to Charter National or its designated servicing agent and shall become the exclusive property of Charter National. Charter National will retain all such payments and monies except to the extent such payments and monies are allocated to the Variable Account.

     2. Sales Agreements.

          (a) CNL is hereby authorized to enter into separate written agreements, on such terms and conditions as CNL may determine to be not inconsistent with this Agreement, with broker/dealers registered as such under the Securities Exchange Act which agree to participate in the distribution of the Contracts and to use their best efforts to solicit applications for the Contracts. All such sales agreements shall provide that each broker/dealer will assume full responsibility for continued compliance by itself and its representatives with applicable federal and state securities laws, and shall be in such form and contain such other provisions as Charter National may from time to time require. Such broker/dealer shall assume any legal responsibility of Charter National for the acts, commissions, or defalcations of such representatives insofar as they relate to the sale of the Contracts. Such broker/dealers and their representatives soliciting applications for the Contracts shall be duly and appropriately licensed, registered, or otherwise qualified for the sale of such Contracts (and the riders offered in connection therewith, if any) under the federal securities laws, any applicable state insurance and securities laws of each state or other jurisdiction in which such Contracts may be lawfully sold and in which Charter National is licensed to sell the Contracts. Each such organization shall be both registered as a broker/dealer under the Securities Exchange Act and a member of the NASD, or if not so registered or not such a member, then the representatives of such organization soliciting applications for Contracts shall be registered representatives of a registered broker/dealer and NASD member which is an affiliate of such organization and which maintains full responsibility for the training, supervision, and control of the representatives selling the Contracts.

          (b) Applications for the Contracts solicited by such organizations through their representatives shall be forwarded to Charter National. All payments for Contracts shall be made by check or money order payable to "Charter National Life Insurance Company" and remitted promptly by such organizations to Charter National as agent for CNL. Charter National will also accept wire transfers via Federal Funds to an account designated by Charter National. All broker/dealers who agree to participate in the distribution of the Contracts shall act as independent contractors and nothing herein contained shall constitute such broker/dealers or their agents or employees as employees of Charter National in connection with the sale of the Contracts.

     3. Compensation. Charter National shall pay CNL commissions for performing the sales services set forth herein for Contracts sold under dealer sales agreements that CNL enters into with other broker/dealers pursuant to paragraph 2, above, the amount of which commissions are as set forth in Schedule A to this Agreement, which Schedule may be hereafter amended from time to time by mutual agreement of Charter National and CNL.

     4. Reimbursement Expenses. Upon prior written agreement between Charter National and CNL, Charter National will reimburse CNL for certain marketing expenses to which CNL may contractually agree to through sales agreements with other broker/dealers pursuant to paragraph 2.

     5. Administrative Services. Charter National agrees to maintain all required books of account and related financial records on behalf of CNL. All such books of account and records shall be maintained and preserved pursuant to Rules 17a-3 and 17a-4 under the Securities Exchange Act (or the corresponding provisions of any future federal securities laws or regulations). In addition, Charter National will maintain records of all sales commissions paid to sales representatives of CNL in connection with the sale of the Contracts. All such books and records shall be maintained by Charter National on behalf of and as agent for CNL whose property they are and shall remain for all purposes, and shall at all times be subject to reasonable periodic, special, or other examination by the Commission and all other regulatory bodies having jurisdiction. Charter National also agrees to send to CNL's customers all required confirmations on customer transactions.

     6. Reports. CNL shall have the responsibility for maintaining the records of sales representatives licensed, registered, and otherwise qualified to sell the Contracts and for furnishing periodic reports thereof to Charter National.

     7. Regulation.

          (a) This Agreement shall be subject to the provisions of the Investment Company Act and the Securities Exchange Act and the rules, regulations, and rulings thereunder and of the NASD, from time to time in effect, including such exemptions from the Investment Company Act as the Commission may grant, and the terms hereof shall be interpreted and construed in accordance therewith. Without limiting the generality of the foregoing, the term "assigned" shall not include any transactions exempted from section 15(b)(2) of the Investment Company Act.

          (b) CNL shall submit to all regulatory and administrative bodies having jurisdiction over the present and future operations of Charter National or Variable Accounts, any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws or regulations. Without limiting the generality of the foregoing, CNL shall furnish the State of Missouri Secretary of State and/or the Director of Insurance with any information or reports which the Secretary of State and/or the Director of Insurance may request in order to ascertain whether the variable operations of Charter National are being conducted in a manner consistent with any other applicable law or regulations.

     8. Suitability. Charter National and CNL each wish to ensure that the Contracts distributed by CNL will be issued to purchasers for whom the Contract will be suitable. CNL shall take reasonable steps to ensure that the various sales representatives appointed by it shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for such applicant. While not limited to the following, a sales representative after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and the likelihood of whether the applicant will persist with the Contract for such a period of time that Charter National's acquisition costs are amortized over a reasonable period of time. CNL will require that the applicant complete the Financial Questionnaire, Form #U4134, for premium amounts in excess of $250,000. At its sole discretion, CNL may require Form #U4134 for lesser amounts.

     9. Prospectuses and Promotional Material. Charter National shall furnish CNL with Copies of all prospectuses, financial statements, and other documents and materials which CNL reasonably requests for use in connection with the distribution of the Contracts. Charter National shall have responsibility for the preparation, filing, and printing of all required prospectuses and/or registration statements in connection with the Contracts, and the payment of all related expenses. CNL and Charter National shall cooperate fully in designing, drafting, and reviewing sales promotion materials, and with respect to the preparation of individual sales proposals related to the sale of the Contracts. CNL shall not use any such materials not provided or approved by Charter National.

     10. Investigation and Proceedings.

          (a) CNL and Charter National agree to cooperate fully in any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts distributed under this Agreement. CNL and Charter National further agree to cooperate fully in any securities regulatory inspection, inquiry, investigation or proceeding or any judicial proceeding with respect to Charter National, CNL, their affiliates and their representatives to the extent that such inspection, inquiry, investigation or proceeding is in connection with Contracts distributed under this Agreement. Without limiting the foregoing:

               (i) CNL will be notified promptly of any customer complaint or notice of any regulatory inspection, inquiry, investigation or proceeding or judicial proceeding received by Charter National with respect to CNL or any representative or which may affect Charter National's issuance of any Contracts marketed under this Agreement; and

               (ii) CNL will promptly notify Charter National of any customer complaint or notice of any regulatory inspection, inquiry, investigation or judicial proceeding received by CNL or any representative with respect to Charter National or its affiliates in connection with any Contracts distributed under this Agreement or any activity in connection with any Contracts.

          (b) In the case of a customer complaint, CNL and Charter National will cooperate in investigating such complaint and shall arrive at a mutually satisfactory response.

     11. Exclusivity. The services of CNL hereunder are not to be deemed exclusive, and CNL shall be free to render similar services to others so long as its services hereunder are not impaired or interfered with thereby.

     12. Benefit. This Agreement shall inure to the benefit of and be binding upon the successors of the parties hereto.

     13. Notices. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or mailed first class, postage prepaid, addressed as follows:

          (a) If to Charter National -

                  Charter National Life Insurance Company
                  8301 Maryland Avenue
                  St. Louis, Missouri 63105
                  Attention: G. T. Mitchell

          (b) If to CNL -

                  CNL, Inc.
                  8301 Maryland Avenue
                  St. Louis, Missouri 63105
                  Attention: C. M. Butts, Jr.

or to such other address as Charter National or CNL shall designate by written notice to the other.

     14. Amendment. This Agreement may be amended from time to time by the mutual agreement and consent of the parties hereto.

     15. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     16. Termination. This Agreement shall be effective upon its execution. It may be terminated at any time by either party hereto on 60 days' written notice to the other party hereto, without the payment of any penalty. This Agreement shall terminate automatically if it shall be assigned. Upon termination of this Agreement, all authorizations, rights and obligations shall cease except (i) the obligation to settle accounts hereunder, issued pursuant to applications received by Charter National prior to termination and (ii) the agreements contained in paragraph 9 hereof.

     17. Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Missouri.

     18. CounterParts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

(seal)
Attest:                 CHARTER NATIONAL LIFE INSURANCE COMPANY


________________________    By: ________________________________
                                 /S/ G. T. Mitchell

Title: Secretary            Title: Executive Vice President

(seal)
Attest:                 CNL, INC.


________________________    By: ________________________________
                                 /S/ C. M. Butts, Jr.
Title: Secretary            Title: Vice President

                                  SCHEDULE A

     Charter National shall pay CNL the following commissions with respect to the Contracts sold by broker/dealers:

                     FLEXIBLE PREMIUM DEFERRED ANNUITY

                           SCHEDULE OF COMMISSIONS

Commissions payable for contracts issued:
     A commission equal to an annual rate of .45% of the daily sum of the accumulated values of all policies bearing a form number of P1258 payable monthly.

This Schedule of Commissions will take effect on the date shown below.

CHARTER NATIONAL LIFE                         CNL, INC.
INSURANCE COMPANY



By ___________________________           By ________________________
    /S/ G. T. Mitchell                      /S/ C. M. Butts, Jr.
Title: Executive Vice President          Title: Vice President

Effective Date: 09/01/88

                      EXPENSE REIMBURSEMENT AGREEMENT

This Expense Reimbursement Agreement (the "Agreement") is made and entered into this 1st day of June, 1988, by and between Charter National Life Insurance Company, a Missouri corporation ("CHARTER"), and CNL, Inc., a Missouri corporation("CNL").

WHEREAS, CNL is a wholly owned subsidiary of CHARTER and acts as Principal Underwriter for the variable insurance products issued by CHARTER; and

WHEREAS, CNL incurs certain expenses associated with the development of new markets and distribution systems for CHARTER'S variable insurance policies and contracts, the distribution of commissions earned by the broker-dealers marketing such variable products, and the maintenance of appropriate regulatory standing from which to conduct these operations on CHARTER's behalf; and

WHEREAS, both parties desire to reduce to writing their agreement with regard to the reimbursement of expenses;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties agree as follows:

  1. Term. The Agreement shall take effect retroactively as of January 1, 1988, and continue in force until such time as it is terminated.

  2. Services. CNL shall: provide assistance in developing markets for CHARTER's variable insurance products; distribute commissions to broker-dealers; and maintain registrations and licenses required by various regulatory authorities.

  3. Compensation. Compensation payable for services provided shall be determined as set out in a Schedule of Expense Reimbursement (the
"Schedule"). A copy of the current Schedule is attached hereto and incorporated herein by reference.

  4. Entire Agreement. The Agreement and the Schedule contain the entire understanding of the parties hereto.

  5. Prior Agreement. The Agreement supersedes and replaces the Expense Reimbursement Agreement entered into by and between the parties on January 1, 1988, which shall be cancelled retroactive to its stated effective date.

  6. Information/Reports. Each party shall furnish information or reports as requested by any applicable regulatory authority.

  7. Amendment. Either party may request amendment of the Agreement or the Schedule at any time. To become effective, such amendment must be in writing, dated and signed by both parties.

  8. Termination. The Agreement may be terminated at any time on written notice by either party, with or without cause. Prompt settlement shall be made of any amount due either party as of the effective date of termination.
  9. Headings. The headings inserted in the Agreement are for convenience only and shall not affect the interpretation thereof.

Expense Reimbursement Agreement
June 1, 1988
Page 2

 10. Severability. If any part of the Agreement shall be found to be void or unenforceable for any reason, the remainder of the Agreement shall be severable and may be enforced accordingly.

 11. Applicable Law. The Agreement has been entered into in, and shall be construed under the laws of, the State of Missouri.

 12. Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the date first above written.

                                    CHARTER NATIONAL LIFE INSURANCE COMPANY
Attest:

_________________________           By:____________________________________
/S/ P. M. Frank                       /S/ David T. Cumming
    Secretary                             President



                                    CNL, INC.
Attest:

____________________________        By:____________________________________
/S/ P. M. Frank                       /S/ Don Weber
    Secretary                             Vice President

                     SCHEDULE OF EXPENSE REIMBURSEMENT

Amounts due under the Expense Reimbursement Agreement (the "Agreement") executed on June 1, 1988, by and between Charter National Life Insurance company (CHARTER") and CNL, Inc. ("CNL"), shall be determined at the end of every month as follows:


                                                               Formula
                                                             -----------
Compensation due from CHARTER to CNL shall be calculated based on:

A.  Expenses incurred by Regional and Assistant            actual amounts
    Regional Directors under non-vouchered expense            disbursed
    allowance agreements

    and

B.  Services as Principal Underwriter for variable           1.25% of net
    policies and contracts issued by CHARTER                earned premiums


The amount calculated above shall be offset against any amount otherwise owned by CNL to CHARTER, with the resulting net amount to be paid by the proper party on or before the 20th of the following month.

This Schedule shall take effect as of January 1, 1988, and shall remain in force until amended in accordance with the terms of the Agreement.

Executed by the duly authorized officers of both parties hereto on this 1st day of June, 1988.



                                    CHARTER NATIONAL LIFE INSURANCE COMPANY
Attest:

_________________________           By:____________________________________
/S/ P. M. Frank                       /S/ David T. Cumming
    Secretary                             President




                                    CNL, INC.
Attest:

___________________________         By:____________________________________
/S/ P. M. Frank                       /S/ Don Weber
    Secretary                             Vice President

          MARKETING AND SOLICITATION AGREEMENT

     AGREEMENT, dated as of September 30, 1988 by and among Scudder Fund Distributors, Inc. ("Scudder"), Charter National Life Insurance Company ("Charter National"), Charter National Variable Annuity Account (the "Variable Account") and CNL, Inc. ("CNL").

     WHEREAS, Charter National has created and plans to sell annuity contracts bearing a form number of P1258 which will invest in the Scudder Variable Life Investment Fund and which it will call "Flexible Premium Variable Deferred Annuities" (the "Contracts"), and the Contracts have been registered under the Securities Act of 1933 (the "Securities Act"); and

     WHEREAS, the Variable Account is a segregated asset account established and maintained by Charter National pursuant to the laws of the State of Missouri and is a unit investment trust registered with the Securities and Exchange Commission (the "SEC"), and payments under each Contract will be allocated at the discretion of the owner of the Contract (the "Owner") to one or more subaccounts (the "Subaccounts") of the Variable Account; and

     WHEREAS, CNL, a broker-dealer registered under the Securities Exchange Act of 1934 (the "Securities Exchange Act"), is the principal underwriter of the Contracts and, as such, wishes to retain Scudder, a broker-dealer registered under the Securities Exchange Act, to advertise and be the sole agent in connection with the solicitation of applicants to purchase the Contracts, and Scudder has agreed to advertise and be the sole agent in connection with the solicitation of applicants to purchase the Contracts.

     WHEREAS, Charter National, as the insurance company issuing the Contracts, wishes to appoint Scudder and certain of its subsidiaries ("insurance agency subsidiaries"), which are licensed or qualified to be licensed as insurance agents, to be its insurance agents in connection with the solicitation of applicants to purchase the Contracts, and Scudder and the insurance agency subsidiaries have agreed to be insurance agents of Charter National in connection with the solicitation of applicants to purchase the Contracts.

     WHEREAS, Scudder, in its sole discretion, has chosen to fulfill certain of its responsibilities and obligations under this Agreement by acting through the insurance agency subsidiaries or other affiliates, and Charter National and CNL have no objection to this arrangement.

     WHEREAS, Charter National and CNL wish to retain Scudder to perform certain administrative services for Charter National and CNL and Scudder wishes to perform such services.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration the sufficiency of which is hereby expressly acknowledged, the parties hereto agree as follows:

1.   Appointment of Scudder.

Charter National, as the insurance company hereby appoints Scudder and the insurance agency subsidiaries to be its insurance agents in connection with the solicitation of applicants to purchase the Contracts and Scudder and the insurance agency subsidiaries accept such appointment. CNL, as the principal underwriter for the Contracts, hereby appoints Scudder to be its sole agent in connection with the solicitation of applicants to purchase the Contracts and Scudder accepts such appointment.

Charter National and CNL hereby appoint Scudder to provide them with administrative services (the "Subject Services"). The Subject Services shall include, but not be limited to, assisting applicants who purchase Contracts in setting up new accounts, assisting in the preparation of account statements, reports and other communications with Owners, assisting in the transferring of funds between mutual funds associated with Scudder and the Charter National Variable Account (the "Variable Account"), and answering customer service inquiries directed to Scudder.

2.   Authority and Duties of Scudder.

For purposes of complying with sections 2.1 and 2.2, Scudder shall include all subsidiaries of Scudder organized to solicit applicants to purchase the Contracts.

     2.1  Authorization.

Scudder is hereby authorized to solicit applications for the purchase of the Contrasts through direct mail, media advertising and sales personnel (individually a "Telemarketing Employee" and collectively "Telemarketing Personnel") in such states where Scudder is qualified to do business and, where necessary, Scudder and its Telemarketing Personnel are licensed under the state insurance laws and the state securities authorities. This authorization is exclusive and is limited to the states in which Charter National has variable annuity authority and the Contract is approved for sale. Such states are listed on Schedule A hereto and Scudder shall notify CNL and Charter in writing of those states in which Scudder intends to solicit applicants.

     2.2  Licensing of Representatives

Charter National and CNL shall assist Scudder in fulfilling the insurance licensing requirements of any state designated by Scudder and shall assist Scudder in the licensing of Telemarketing Personnel under applicable insurance laws to sell the Contracts. Scudder shall assume all costs in connection with the licensing of Scudder or any of its telemarketing personnel and will reimburse Charter National for any fees required in the insurance licensing of Scudder or its Telemarketing Personnel.

     2.3  Applications for Contracts.

All applications for Contracts shall be made on application forms prepared by Charter National, and shall be sent by the applicants directly to Charter. All applications are subject to acceptance or rejection by Charter National at its sole discretion.

     2.4  Prospectuses, Etc.

Scudder shall be provided with prospectuses relating to the Contracts and such other material as Charter National and Scudder determine between them to be necessary or desirable for use in connection with sales of the Contracts. No representations in connection with the sales of the Contracts, other than those contained in the Prospectus, approved sales literature, or approved advertising applicable to the Contracts, shall be made by Scudder or its representatives.

     2.5  Advertising.

Scudder shall be responsible for promoting and advertising the Contracts to prospective applicants. The amount and types of sales literature and advertising employed by Scudder, which may but will not necessarily include brochures, letters, illustrations and other similar materials transmitted directly to potential applicants or published in print or audio-visual media, shall be determined by Scudder, but only after consultation with and subject to approval by Charter National and CNL, which approval will not be unreasonably withheld. The sales literature and advertising employed by Scudder shall not contain any information regarding Charter National, CNL, the Variable Account or any of their affiliates other than information, including the prospectus for the Contracts, supplied to Scudder by Charter National in writing. Scudder shall be responsible for filing with the NASD any sales literature and advertising employed and agrees to provide Charter with copies of all material submitted to the NASD as well as any NASD comments. Charter National shall be responsible for filing sales and advertising material with any States which require the receipt or approval of such material.

     2.6  Offering and Advertising Expenses.

Scudder will pay all advertising costs relating to the offering and advertising of the Contracts. During the first twelve months (or longer period if agreed by Scudder and Charter National) that this Agreement is in effect, CNL will reimburse Scudder for 50% of all expenses incurred in connection with the offering and advertising of the Contracts, which will include the cost of printing prospectuses. The total reimbursement by CNL shall not exceed $600,000. During the second, third and fourth years that this Agreement is in effect, Scudder shall expend not less than 0.40% times the net asset value of the Variable Account attributable to the Contracts at the end of the preceding year in connection with the offering and advertising of the Contracts, including the printing of prospectuses except those delivered to Owners of the Contracts.

Expenses relating to the preparation of the Scudder Variable Life Investment Fund prospectus will be paid by Scudder. Expenses relating to the preparation of the Contracts prospectus will be paid by Charter National. After this agreement has been in effect for 12 months, Scudder will pay for the printing of all prospectuses and will be reimbursed by Charter for those prospectuses to be delivered to Owners of the Contracts.

     2.7  Confirmations

CNL, as agent for Scudder, will confirm to the applicant in accordance with Rule 10b-10 under the Securities Exchange Act the initial allocation of premiums to the Subaccounts, the issuance of the Contract and such other information required by Rule 10b-10 or administrative interpretations thereunder. CNL will also notify the applicant that Scudder was the broker-dealer through which the applicant was solicited and confirm certain subsequent Contract transactions.

     2.8  Maintenance of Books and Records.

Charter National, CNL, the Variable Account and Scudder agree to keep all records required by federal and state laws, to maintain books, accounts and records so as to clearly and accurately disclose the precise nature and details of the transactions, and to assist one another in the timely preparation of records and reports.

     2.9  Regulatory matters.

Charter National, CNL, the Variable Account and Scudder shall each submit to all regulatory and administrative bodies which have jurisdiction over the Contracts or persons soliciting their purchase any information, reports or other material required pursuant to applicable laws or regulations.

     2.10 Reporting.

Each party hereto shall promptly furnish to any other party hereto any reports and information which such other party may request for the purpose of meeting reporting and recordkeeping requirements under the insurance laws of the state of Missouri and any other state or jurisdiction and under the federal or state securities laws or the rules of the National Association of Securities Dealers, Inc. (the "NASD").

     2.11 Notification of Complaints.

Charter National and CNL shall immediately notify Scudder, and Scudder shall immediately notify Charter National and CNL, at the address in the notice provision of this Agreement, of any sales-related or other complaint or grievance relating to the Contracts or the transactions contemplated herein which shall come to their attention, and shall promptly reduce such notice to writing if oral. Charter National, CNL and Scudder shall promptly furnish to the other party all written materials in connection with any such complaints or grievances and will cooperate with each other in the investigation of such complaints or grievances.

     2.12 Notification of Regulatory Proceedings.

Charter National shall immediately notify Scudder, at the address in the notice provision of this Agreement, of (i) the issuance by any regulatory body of any stop order with respect to the registration statement or any prospectus relating to the Contracts, (ii) any request by the SEC for any amendment to such registration statement or any prospectus, or (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Contracts, and of any other action or circumstances that may prevent the lawful offer or sale of any of the Contracts in any state or jurisdiction. Charter National will make every reasonable effort to prevent the issuance of any stop order and if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

CNL shall immediately notify Scudder, at the address in the notice provision of this Agreement, of the issuance by any regulatory body of any order with respect to the operation or business of CNL, or the initiation of any proceeding for any purpose relating to the sale of the Contracts, and of any other actions or circumstances that may prevent the lawful offer or sale of any of the Contracts in any state or jurisdiction.

Scudder shall immediately notify Charter National, at the address in the notice provision of this Agreement, of the issuance by any regulatory body of any order with respect to the operation or business of Scudder, or the initiation of any proceeding for any purpose relating to the sale of the Contracts, and of any other actions or circumstances that may prevent the lawful offer or sale of any of the Contracts in any state or jurisdiction. In addition, Scudder shall promptly advise Charter National if any of its Telemarketing Personnel are subject to any proceedings or are sanctioned or suspended by the NASD or any state or other jurisdiction.

     2.13 Non-Solicitation.

Neither Charter National nor CNL shall, either while this Agreement is in force or after its termination, 1). contact applicants for the Contracts solicited by Scudder for the purpose of inducing them to purchase, other than the Contract described herein, any of its products or those of their affiliates; 2). advise or induce Owners of Contracts solicited by Scudder to surrender their Contracts or advise them to purchase other Contracts whose subaccounts invest in funds which are not managed by Scudder; 3). sell or disclose in any manner a list, partial or complete, of the prospective owners of the Contracts solicited by Scudder or its Telemarketing Personnel; except for as follows:

     (a) as may be required pursuant to federal or state laws or regulations, or NASD rules,

     (b)  as may occur inadvertently rather than as a pattern of conduct,
     (c)  with Scudder's prior written consent, or
     (d) pursuant to an order of the Securities and Exchange Commission (including any action taken pursuant to an undertaking required by such order).

     2.14 Relationship Between the Parties.
Charter National, the Variable Account, CNL and Scudder are independent contractors. Nothing contained in this Agreement shall create, or shall be construed to create, the relationship of an employer and employee between any of Charter National, the Variable Account, CNL and Scudder.

     2.15 Violation of Law.

Nothing contained in this Agreement shall require Charter National, CNL, the Variable Account, Scudder or the Fund to do anything which, in its judgment, would be a violation of any federal or state law or regulation or NASD rule applicable to it.

     2.16 Consent to Provide Additional Fund Options

While this agreement is in effect and upon mutual consent by Charter National and Scudder additional Fund options may be made available to Owners of Contracts solicited by Scudder.

3.   Compensation.

     3.1  Compensation Payable to Scudder.

     (a). CNL shall pay Scudder compensation for the marketing and solicitation services to be provided by Scudder hereunder, which compensation shall be equal to .25% on an annual basis of the daily net asset value of the Variable Account attributable to the Contracts, such amount to be payable within 30 days after the end of each month.

     (b). CNL shall pay Scudder a fee for Scudder's performance of Subject Services described in Section 1 equal to .15% on an annual basis of the daily net asset value of the Variable Account attributable to the Contracts, such amount to be payable within 30 days after the end of each month.

     3.2  Upon Termination.

Scudder shall continue to receive the compensation described in Section
3.1 (a) until such time as all Contracts sold by Scudder under this agreement cease to have an interest in the Variable Account.

In the event Scudder terminates this agreement or materially breaches this agreement as described in Section 10.5 prior to fulfilling its obligation under Section 2.6 to incur marketing expenditures of not less than 0.40% times the net asset value of the Variable Account attributable to the Contracts in the second, third and fourth years of this agreement, any amount not spent by Scudder with respect to this obligation will offset compensation due Scudder under Section 3.1 (a).

Scudder and its affiliates retain all rights, whether created by statute or common law, to the term "Scudder" and to all trademarks, tradenames, service marks and other similar rights incorporating the term "Scudder." Charter National agrees that upon termination of this agreement Charter National will discontinue the use of the term "Scudder" in the marketing name of the Contracts described herein.

4.   Representations and Warranties of Charter National and CNL.

     4.1  Authority.

Each of Charter National, CNL and the Variable Account represents and warrants to Scudder that it has full power and authority to enter into this Agreement and that it has all appropriate licenses to carry on its business as contemplated hereby and Charter National represents that it has full power and authority to issue the Contracts.

     4.2  Registration Statements, Prospectuses, the Variable Account and
          CNL.

Charter National represents and warrants to Scudder as follows, with respect to each Contract:

     (a) Charter National has filed with the SEC a registration statement under the Securities Act as described in Schedule B, which has become effective with the SEC (the "Contracts Registration Statement").

     (b) The prospectus and Statement of Additional Information relating to each Contract contained in the Contracts Registration Statement, including any supplements or amendments thereto (the "Contracts Prospectus"), contains all statements and information which are required to be stated therein by the Securities Act and the Investment Company Act and the rules and regulations thereunder (the "Regulations") and in all respects conforms to the requirements thereof, and the Contracts Prospectus does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations shall not apply to information contained in or omitted from the Contracts Prospectus in reliance upon, and in conformity with, information furnished to Charter National in writing by Scudder or the Fund specifically for use in the preparation thereof.

     (c) The Variable Account has been duly established and is validly existing under the Insurance Law of the State of Missouri and is registered as a unit investment trust with the SEC.

     (d) CNL is registered as a broker-dealer under the Securities Exchange Act and in such states and other jurisdictions as the business transacted by it requires, is a member in good standing of the NASD, has obtained any other approvals, licenses, authorizations, orders or consents which are necessary to enter into and carry out all transactions contemplated by this Agreement, and is bonded as required by all applicable laws and regulations.

5.   Representations and Warranties of Scudder.

     5.1  Authority.

Scudder represents and warrants to Charter National, CNL and the Variable Account that it has full power and authority to enter into this Agreement.

     5.2  Licenses.

Scudder represents and warrants to Charter National, CNL and the Variable Account that it has notified CNL, pursuant to Section 2.1 hereof, of all jurisdictions in which Scudder will solicit applicants, and it has taken all actions in order to qualify to solicit applicants in those states, and that it is registered as a broker dealer under the Securities Exchange Act and in such states and other jurisdictions as the business transacted by it requires, is a member in good standing of the NASD, has obtained any other approvals, licenses, authorizations, orders or consents which are necessary to enter into and carry out all transactions contemplated by this Agreement, and is bonded as required by all applicable laws and regulations.

     5.3  Qualifications of Telemarketing Personnel.
Scudder represents and warrants to Charter National, CNL and the Variable Account that each Telemarketing Employee receiving compensation for soliciting applicants for the Contracts or answering customer inquiries will be a registered representative or principal of Scudder and shall possess all licenses necessary or appropriate to sell life insurance and/or variable contracts in the state of such signing or solicitation, and will have received an appropriate appointment or license by or through Scudder insurance agencies or brokers and, where necessary, through Charter National and a level of qualification with the NASD appropriate for the Contracts.

     5.4  Representations Upon Assignment.

If Scudder assigns this Agreement as provided in paragraph 11.1 below, the representations made in paragraphs 5.1 through 5.3 above shall be read to apply to the affiliate where the context so requires.

6.   Indemnification.

     6.1  Of Scudder With Respect to the Contracts Prospectus.

Charter National will indemnify and hold harmless Scudder and any insurance agency or broker subsidiaries of Scudder organized to sell the Contracts against any and all losses, claims, damages or liabilities (or actions in respect thereof), to which Scudder may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Contracts Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Scudder for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action in respect thereof; provided, however, that Charter National shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Contracts Registration Statement or any such amendment or supplement in reliance upon and in conformity with information furnished in writing by Scudder specifically for use in the preparation thereof.

Charter National shall not indemnify Scudder for any action where an applicant for any of the Contracts was not furnished or sent or given, at or prior to written confirmation of the sale of the Contract, a copy of the appropriate Contracts Prospectus, or if requested, the related Statement of Additional Information, and any supplements or amendments to either furnished to Scudder by Charter National.

The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director and officer of Scudder and any person controlling Scudder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act.

     6.2 Of Charter National, CNL and the Variable Account With Respect to the Scudder Variable Life Investment Fund Prospectus.

Scudder will indemnify and hold harmless Charter National against any and all losses, claims, damages or liabilities (or actions in respect thereof), to which Charter National may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Charter National for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action in respect thereof.

The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director and officer of Charter National and any person controlling Charter National within the meaning of
Section 15 of the Securities Act or Section 20 of the Securities Exchange
Act.

     6.3 Of Charter National, CNL and the Variable Account With Respect to Negligence.

Scudder shall indemnify and hold harmless Charter National, CNL and the Variable Account from any losses, claims, damages or liabilities (or actions in respect thereof) to which Charter National, CNL or the Variable Account may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from negligent, fraudulent or unauthorized acts or omissions by Scudder, its employees or Telemarketing Personnel or principals, including but not limited to negligent, fraudulent or unauthorized solicitation of applications for the Contracts, except as stated herein.

The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director and officer of Charter National, CNL and the Variable Account and any person controlling Charter National, CNL and the Variable Account within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act.

     6.4  Of Scudder With Respect to Negligence.

Charter National shall indemnify and hold harmless Scudder against any losses, claims, damages or liabilities (or actions in respect thereof) to which Scudder may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from negligent, fraudulent or unauthorized acts or omissions by Charter National, CNL or the Variable Account or the employees of any of them.

The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director and officer of Scudder and any person controlling Scudder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act.

     6.5  Of Scudder with Respect to the Contracts.

Charter National shall indemnify and hold harmless Scudder against any losses, claims, damages or liabilities (or actions in respect thereof) to which Scudder may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from Charter National's performance of, or failure to perform, its duties under the Contracts or Charter National's alleged performance, or alleged failure to perform, its duties under the Contracts.

     6.6  Notice of Actions.

Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may otherwise have to any indemnified party otherwise than on account of its indemnity agreement contained in this paragraph.
In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

7.   Regulations.

All parties agree to observe and comply with the existing laws and rules or regulations of applicable local, state, or federal regulatory authorities and with those which may be enacted or adopted during the term of this Agreement regulating the business contemplated hereby in any jurisdiction in which the business described herein is to be transacted.

8.   Suitability.

CNL will require that the applicant complete the Financial Questionnaire, Form #U4134, for premium amounts in excess of $250,000. CNL may, at its sole discretion, require Form #U4134 for lesser amounts.

9.   Non-Exclusivity.

The services of Scudder, Charter National, and CNL hereunder are not to be deemed exclusive, and each party shall be free to render similar services to others so long as its services hereunder are not impaired or interfered with thereby. Charter National, CNL, and Scudder agree that none of the parties to this agreement have any property rights as to marketing approach or product design.

10.  Effectiveness and Termination.

     10.1 Effectiveness.

This Agreement shall be effective upon execution by the parties and will remain in effect unless terminated as provided in paragraph 10.2, 10.3, or
11.1 below.

     10.2 Termination.

This Agreement may be terminated by either Charter National or Scudder at any time by ninety (90) days' written notice to the other.

     10.3 Termination for Cause.

In the event of any material breach (as defined in paragraphs 10.4 and 10.5 below) of this Agreement by any party, the aggrieved party may, at its option, terminate this Agreement by giving notice of termination, effective upon the date specified in such termination notice. This remedy shall be in addition to any other remedies available under this Agreement or at law.

     10.4 Material Breach by Charter National, CNL or the Variable
          Account.

Charter National, CNL and the Variable Account shall be deemed to have materially breached this Agreement and failed to perform hereunder upon the occurrence of any of the following events:

     (a) Charter National, CNL or the Variable Account shall become insolvent or otherwise admit in writing its inability to pay its debts when they become due, become bankrupt, seek protection under any law for the protection of insolvents, or have a receiver or conservator appointed for it under any law pertaining to the insolvency of Charter, CNL or the Variable Account; or

     (b) Charter National, CNL or the Variable Account shall breach any material provision of this Agreement and such breach shall remain uncured for more than thirty (30) days following Charter National's receipt of Scudder's written notice of such breach.

     10.5 Material Breach by Scudder.

Scudder shall be deemed to have materially breached this Agreement and failed to perform hereunder upon the occurrence of any of the following events:

     (a) Scudder shall become insolvent or otherwise admit in writing its inability to pay its debts when they become due, become bankrupt, seek protection under any law for the protection of insolvents, or have a receiver or conservator appointed for it under any law pertaining to the insolvency of Scudder, or

     (b) Scudder shall breach any material provision of this Agreement and such breach shall remain uncured for more than thirty (30) days following Scudder's receipt of Charter National's written notice of such breach.

     10.6 Survival Provisions.

Upon termination of this Agreement, the provisions of the following shall survive:

     (a) paragraphs 2.6, 2.10, 2.11, 2.12, 2.13, 3.1 (a), and 3.2

     (b) Sections 4, 5 and 6,

     (c) this paragraph 10.6, and

     (d) Section 11.

11.  Miscellaneous.

     11.1 Benefit.

This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns, provided that neither Scudder nor Charter National may assign this Agreement or any rights or obligations hereunder (except to an affiliate in order to comply with applicable laws or regulations) and this Agreement will terminate automatically in the event of a purported assignment by either such party. If this Agreement is assigned to an affiliate as permitted herein, the assignor shall not be relieved of its obligations hereunder.

     11.2 Notices.

All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or mailed first class, postage prepaid, addressed as follows:

     (a) If to Charter National:

         Charter National Life Insurance Company
         8301 Maryland Avenue
         St. Louis, Missouri 63105

     (b) If to CNL:

         CNL, Inc.
         8301 Maryland Avenue
         St. Louis, Missouri 63105

     (c) If to the Variable Account:

         Charter National Variable Account
         8301 Maryland Ave.
         St. Louis, Missouri 63105

     (d) If to Scudder

         Scudder Funds Distributors, Inc.
         175 Federal Street
         Boston, Massachusetts 02110

or to such other address as Charter national CNL, the Variable Account or Scudder shall designate by written notice to the others.

     11.3 Limitations.

No party other than Charter National shall have the authority on behalf of Charter National to make, alter, or discharge any Contract issued by Charter National; to waive any forfeiture or to grant or permit any extension of time for making any premium payments; to alter the forms which Charter National may prescribe or to substitute other forms in place of those prescribed by Charter National; or to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of Charter National.

     11.4 Waiver.

Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

     11.5 Applicable Law.

This Agreement and the rights and obligations of the parties created hereby shall be construed in accordance with the laws of the State of Massachusetts.

     11.6 Enforceability.

If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     11.7 Entire Agreement.

The parties declare that there are not other oral or other agreements or understandings among them affecting this Agreement or relating to the selling or servicing of the Contracts, except as disclosed herein. This Agreement supersedes all prior agreements among the parties and constitutes the entire Agreement among the parties.

This Agreement may be modified only if in writing and if executed by those persons authorized to enter into Agreements on behalf of the parties hereto.

     11.8 Miscellaneous

The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.

     This Agreement may be executed in several counterparts, each of which is an original, but all of which together shall constitute one instrument.

     IN WITNESS, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers as of the date first above written.

SCUDDER FUND DISTRIBUTORS, INC.


By: ______________________________
     /S/David S. Lee
     Name:   David S. Lee
     Title:   President



CHARTER NATIONAL LIFE INSURANCE COMPANY


By: ______________________________
     /S/ G. Thomas Mitchell
     G. Thomas Mitchell
     Executive Vice President



CNL, Inc.


By: ___________________________
     /S/ Charles M. Butts, Jr.
     Charles M. Butts, Jr.
     Vice President

CHARTER NATIONAL VARIABLE ANNUITY ACCOUNT


By:  CHARTER NATIONAL LIFE INSURANCE COMPANY


By: ____________________________
     /S/ David T.Cumming
     David T.Cumming
     President

Schedule A


Listing of States in which Charter National has Variable Authority and the Contract is approved.

     Alabama                     Nebraska
     Alaska                      Nevada
     Arizona                     New Hampshire
     Arkansas                    New Mexico
     Colorado                    North Carolina
     Delaware                    North Dakota
     District of Columbia        Ohio
     Florida                     Oklahoma
     Georgia                     Oregon
     Hawaii                      Rhode Island
     Idaho                       South Carolina
     Indiana                     South Dakota
     Iowa                        Tennessee
     Kansas                      Utah
     Kentucky                    Vermont
     Louisiana                   Virginia
     Maryland                    Washington
     Michigan                    West Virginia
     Minnesota                   Wisconsin
     Mississippi                 Wyoming
     Missouri


                            September 30, 1988

                                 SCHEDULE A



Charter National shall pay CNL the following commissions with respect to the Contracts sold as a percentage of premiums received:


                 FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY
                             Policy Form # 1258


Commissions payable for contracts issued:

A commission of .5% on new and additional payments. The commission is payable monthly.

This Schedule of Commissions will take effect on the date shown below.



CHARTER NATIONAL LIFE INSURANCE COMPANY


By_______________________________
/S/ Charles M. Butts, Jr.
    Title: Senior Vice President



CNL, INC


By_______________________________
/S/ Kathleen A. Urbanowicz
    Title: Vice President







Effective Date: 1/25/91